EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-155189) of Verso Corporation of our report dated March 23, 2015 relating to the financial statements of NewPage Holdings Inc. (“Successor Company”) and our report dated March 29, 2013 related to the financial statements of NewPage Corporation (“Predecessor Company”) included in this Amendment No. 1 to the Current Report on Form 8-K of Verso Corporation dated January 7, 2015.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 23, 2015